  Exhibit 99.1

Issuer Direct Announces Proposed Public Offering of Common Stock

MORRISVILLE, NC / ACCESSWIRE / August 16, 2018 / Issuer Direct Corporation (NYSE American: ISDR), an industry-leading communications and compliance company, announced today that it intends to offer and sell shares of its common stock in an underwritten registered public offering. In addition, Issuer Direct expects to grant the underwriter a 30-day option to purchase up to an additional 15% of the shares of its common stock sold in the offering to cover over-allotments, if any. All shares of common stock to be sold in the proposed offering will be sold by Issuer Direct. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Issuer Direct intends to use the net proceeds from the proposed offering, if completed, for working capital and general corporate purposes. Issuer Direct may also use a portion of the net proceeds to in-license, acquire or invest in complementary businesses, products, technologies or assets, although Issuer Direct has no specific agreements, commitments or understandings to do so at this time.

Northland Capital Markets is acting as the sole book-running manager for the proposed offering. Northland Capital Markets is the trade name for certain capital markets and investment banking services of Northland Securities, Inc., member of FINRA/SIPC.

The proposed offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-226530) that was declared effective by the U.S. Securities and Exchange Commission, or the SEC, on August 13, 2018. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the proposed offering have been filed with the SEC and may be obtained by visiting the SEC’s website at www.sec.gov or by contacting Northland Capital Markets, 150 South Fifth Street, Suite 3300, Minneapolis, MN 55402, Attention: Heidi Fletcher, by calling toll free at 800-851-2920 or by email at hfletcher@northlandcapitalmarkets.com. The final terms of the proposed offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Issuer Direct Corporation

Issuer Direct is an industry-leading communications and compliance company focusing on the needs of corporate issuers. Issuer Direct's principal platform, Platform id., empowers users by thoughtfully integrating the most relevant tools, technologies and services, thus eliminating the complexity associated with producing and distributing financial and business communications. Headquartered in RTP, NC, Issuer Direct serves more than 2,500 public and private companies in more than 18 countries.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements regarding, but not limited to, Issuer Direct’s intention to the offer the securities and the expected uses of the proceeds from the proposed offering. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue” or comparable terminology. Forward-looking statements involve risks and uncertainties that could cause actual results or developments to differ materially from those indicated due to a number of factors affecting Issuer Direct’s operations, markets, products and services. Issuer Direct identifies the principal risks and uncertainties that impact its performance in its public reports filed with the SEC, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” sections of Issuer Direct’s Annual Report on Form 10-K/A for the year ended December 31, 2017, as may be supplemented or amended by Issuer Direct’s subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made and Issuer Direct assumes no obligation to update any forward-looking statements.

Contact

Brian R. Balbirnie
Issuer Direct Corporation
919-481-4000
brian.balbirnie@issuerdirect.com

Brett Maas
Hayden IR
646-536-7331
brett@haydenir.com

James Carbonara
Hayden IR
646-755-7412
james@haydenir.com